Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

J.B. HUNT TRANSPORT SERVICES, INC. (Exact name of registrant as specified in its charter)	J.B. HUNT TRANSPORT, INC. (Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)		Maximum Aggregate Offering Price (1)	Fee Rate		Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.01 per share	457(r)					$(2)		$(2)
	Equity	Preferred Stock	457(r)					(2)		(2)
	Other	Rights	457(r)					(2)		(2)
	Other	Warrants	457(r)					(2)		(2)
	Debt	Debt Securities	457(r)					(2)		(2)
	Other	Guarantees of Debt Securities (3)	457(r)					(3)		(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	$	N/A		$	N/A
Carry Forward Securities	N/A
	Total Offering Amounts					$			$	N/A
	Total Fees Previously Paid								$	N/A
	Total Fee Offsets								$	N/A
	Net Fee Due								$	N/A
(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules. Pursuant to Rule 416 under the Securities Act, this registration statement (the “Registration Statement”) also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Guarantees of J.B. Hunt Transport, Inc. may be issued from time to time with respect to the debt securities.  No separate consideration will be paid with respect to any such guarantees. No separate fee is required under Rule 457(n) with respect to the guarantees being registered.

Carry Forward Securities: N/A

Table 2: Fee Offset Claims and Sources: N/A

Table 3: Combined Prospectuses: N/A